Exhibit 99.1
Amedica to Present Research Supporting Femoral Head Development at the International Society for Technology in Arthroplasty
Four Scientific Presentations Demonstrate Superiority of Silicon Nitride over Existing Ceramics

SALT LAKE CITY, August 4, 2015 - Amedica Corporation (Nasdaq:AMDA), an innovative biomaterial company which develops and manufactures silicon nitride as a platform for biomedical applications, is pleased to announce all four submissions to the International Society for Technology in Arthroplasty (“ISTA”) were accepted for presentation during the 28th annual congress occurring September 30 - October 3, 2015 in Vienna, Austria.

“Our presentations will demonstrate the rationale for using silicon nitride in total hip ceramic bearings,” said Dr. Sonny Bal, chairman and CEO of Amedica Corporation. “Our scientific data will convincingly demonstrate the serious limitations of other existing ceramics, while highlighting the advantages of silicon nitride, even as we begin testing of our femoral head product. I’m very proud of our continued innovation and robust science, which will be presented at this important scientific forum.”

Accepted submission titles and their authors include:

•	Debunking the Myth That Ceramics Are Bioinert: Comparison of Alumina versus Silicon Nitride - B. Sonny Bal; Bryan McEntire; Mohamed Rahaman; Giuseppe Pezzotti

•	The Effect of Accelerated Aging on the Material Properties of Ceramic Femoral Heads - Bryan McEntire; B. Sonny Bal; Mohamed Rahaman; Giuseppe Pezzotti

•	Surface Modulation of Silicon Nitride Ceramics for Orthopaedic Applications - Ryan Bock; Bryan McEntire; B. Sonny Bal; Mohamed Rahaman; Marco Boffelli; Giuseppe Pezzotti

•
The Effect of Ceramic Femoral Head Material Composition on Polyethylene Structure and Oxidation in Total Hip Bearings - Giuseppe Pezzotti; Leonardo Puppulin; Marco Boffelli; Bryan McEntire; Mohamed Rahaman; Kengo Yamamoto; B. Sonny Bal

ISTA is an annual congress focused exclusively on arthroplasty and attracts the field’s leading surgeons, researchers and device makers from around the world. Of the more than 700 abstracts submitted for presentation approval at the annual congress, ISTA and its reviewers selected all four of the Company’s submissions.

About Amedica Corporation
Amedica is focused on the development and application of medical-grade silicon nitride ceramics. Amedica markets spinal fusion products and is developing a new generation of wear- and corrosion-resistant implant components for hip and knee arthroplasty. The Company manufactures its products in its ISO 13485 certified manufacturing facility and, through its partnership with Kyocera, the world's largest ceramic manufacturer. Amedica's spine products are FDA-cleared, CE-marked, and are currently marketed in the U.S. and select markets in Europe and South America through its distributor network and its growing OEM partnerships.

For more information on Amedica or its silicon nitride material platform, please visit www.amedica.com.

About ISTA
ISTA is a non-profit organization dedicated to advancing the art and science of joint replacement around the world. Every year the organization hosts a congress where the best clinicians, engineers, researchers, and industry members from across the globe come together to present and discuss leading edge work in the field of arthroplasty.

Forward-Looking Statements

This press release contains statements that constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Forward-looking statements contained in this press release include the intent, belief or current expectations of Amedica of the impact of new scientific data with respect to silicon nitride in total hip ceramic bearings. Such forward-looking statements are subject to risks and uncertainties such as the timing and success of new product introductions, FDA review and clearance, physician acceptance, endorsement, and use of Amedica's products, regulatory matters, competitor activities, changes in and adoption of reimbursement rates, potential product recalls, effects of global economic conditions and changes in foreign currency exchange rates. Other factors that could cause actual results to differ materially from those contemplated within this press release can also be found in Amedica's Risk Factors disclosure in its Annual Report on Form 10-K, filed with the Securities and Exchange Commission (SEC) on March 24, 2015, and in Amedica's other filings with the SEC. Forward-looking statements contained in this press release speak only as of the date of this press release. We undertake no obligation to update any forward-looking statements as a result of new information, events or circumstances or other factors arising or coming to our attention after the date hereof.

Contact:
Mike Houston
VP, Commercialization & Communications
801-839-3534
mhouston@amedica.com